Exhibit 99.1
NEWS RELEASE
ARTHUR J. GALLAGHER & CO. ANNOUNCES
SECOND QUARTER 2026 FINANCIAL RESULTS
ROLLING MEADOWS, IL, July 30, 2026 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended June 30, 2026. Management will host a webcast conference call to discuss these results on Thursday, July 30, 2026 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release, the “CFO Commentary” and “Supplemental Quarterly Data,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.
Summary of Financial Results - Second Quarter

	Revenues Before Reimbursements		Net Earnings (Loss)		EBITDAC		Diluted Net Earnings (Loss) Per Share
Segment	2nd Q 26	2nd Q 25	2nd Q 26	2nd Q 25	2nd Q 26	2nd Q 25	2nd Q 26	2nd Q 25
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$3,502	$2,787	$450	$510	$948	$892	$1.74	$1.95
Net (gains) on divestitures	(8)	(6)	(6)	(5)	(8)	(6)	(0.02)	(0.02)
Acquisition integration	—	—	84	30	113	41	0.33	0.12
Workforce and lease termination	—	—	30	28	40	37	0.11	0.11
Acquisition related adjustments	—	—	49	25	70	50	0.19	0.09
Amortization of intangible assets	—	—	218	130	—	—	0.84	0.50
Levelized foreign currency translation	–	1	—	(7)	—	(9)	—	(0.03)
Brokerage, as adjusted	3,494	2,782	825	711	1,163	1,005	3.19	2.72
Risk Management, as reported	453	392	57	43	96	75	0.22	0.16
Acquisition integration	—	—	1	1	1	2	–	0.01
Workforce and lease termination	—	—	1	3	2	4	0.01	0.01
Acquisition related adjustments	—	—	2	1	2	1	0.01	—
Amortization of intangible assets	—	—	5	5	—	—	0.02	0.02
Levelized foreign currency translation	—	5	—	1	—	1	—	—
Risk Management, as adjusted	453	397	66	54	101	83	0.26	0.20
Corporate, as reported	—	—	(183)	(185)	(98)	(111)	(0.71)	(0.71)
Transaction-related costs	—	—	10	24	12	29	0.04	0.09
Legal, tax and benefit plan related	—	—	16	—	21	—	0.06	—
Corporate, as adjusted	—	—	(157)	(161)	(65)	(82)	(0.61)	(0.62)
Total Company, as reported	$3,955	$3,179	$324	$368	$946	$856	$1.25	$1.40
Total Company, as adjusted	$3,947	$3,179	$734	$604	$1,199	$1,006	$2.84	$2.30
Total Brokerage & Risk Management, as reported	$3,955	$3,179	$507	$553	$1,044	$967	$1.96	$2.11
Total Brokerage & Risk Management, as adjusted	$3,947	$3,179	$891	$765	$1,264	$1,088	$3.45	$2.92
For second quarter 2025, reported and adjusted amounts for the Brokerage Segment include approximately $144 million of incremental interest income, or approximately 42 cents after-tax, earned on the cash proceeds associated with the AssuredPartners Financing in December 2024.
For second quarter 2026, the pretax impact of adjustments for the Brokerage, Risk Management, and Corporate Segments totals $505 million, $12 million and $33 million, respectively, and corresponding adjustment to the provision (benefit) for income taxes was $130 million, $3 million and ($7) million, respectively, relating to these adjustments. A detailed reconciliation is shown on page 17.
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“We delivered an excellent second quarter!” said J. Patrick Gallagher, Jr., Chairman and CEO. “Our combined Brokerage and Risk Management segments delivered revenue growth of 24%, including organic growth of 6%. Our growth reflects the strength and diversity of our model, the continued power of our two-pronged growth strategy, and our culture of client-first execution. Client retention remains strong, new business generation continues to be outstanding and clients continue to seek broader solutions across our platform.
“In an increasingly complex risk environment, client demand for our advice, analytics, market access, specialty expertise and claims advocacy remains robust. Looking ahead, we remain confident in our ability to build on our momentum and continue creating long-term value for our clients, colleagues and shareholders.”

Summary of Financial Results - Six-Months ended June 30

	Revenues Before Reimbursements		Net Earnings (Loss)		EBITDAC			Diluted Net Earnings (Loss) Per Share
Segment	6 Mths 26	6 Mths 25	6 Mths 26	6 Mths 25	6 Mths 26		6 Mths 25	6 Mths 26	6 Mths 25
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$7,795	$6,101	$1,363	$1,326	$2,510	$948	$2,243	$5.25	$5.08
Net (gains) on divestitures	(15)	(12)	(11)	(9)	(15)		(12)	(0.04)	(0.04)
Acquisition integration	—	—	149	63	200		85	0.57	0.24
Workforce and lease termination	—	—	50	42	67		55	0.19	0.16
Acquisition related adjustments	—	—	88	50	120		80	0.34	0.19
Amortization of intangible assets	—	—	419	282	—		—	1.62	1.09
Effective income tax rate impact	—	—	—	1	—		—	—	—
Levelized foreign currency translation	—	58	—	6	—		10	—	0.03
Brokerage, as adjusted	7,780	6,147	2,058	1,761	2,882		2,461	7.93	6.75
Risk Management, as reported	881	766	107	84	182		147	0.41	0.32
Acquisition integration	—	—	2	2	2		4	0.01	0.01
Workforce and lease termination	—	—	2	6	3		7	0.01	0.02
Acquisition related adjustments	—	—	6	1	8		1	0.02	—
Amortization of intangible assets	—	—	10	9	—		—	0.04	0.04
Levelized foreign currency translation	—	12	—	2	—		2	—	0.01
Risk Management, as adjusted	881	778	127	104	195		161	0.49	0.40
Corporate, as reported	(5)	—	(323)	(333)	(189)		(233)	(1.25)	(1.28)
Transaction-related costs	—	—	16	44	19		52	0.06	0.17
Legal, tax and benefit plan related	—	—	17	—	39		—	0.07	—
Clean energy-related	5	—	3	—	5		—	0.01	—
Corporate, as adjusted	—	—	(287)	(289)	(126)		(181)	(1.11)	(1.11)
Total Company, as reported	$8,671	$6,867	$1,147	$1,077	$2,503		$2,157	$4.41	$4.12
Total Company, as adjusted	$8,661	$6,925	$1,898	$1,576	$2,951		$2,441	$7.31	$6.04
Total Brokerage & Risk Management, as reported	$8,676	$6,867	$1,470	$1,410	$2,692		$2,390	$5.66	$5.40
Total Brokerage & Risk Management, as adjusted	$8,661	$6,925	$2,185	$1,865	$3,077		$2,622	$8.42	$7.15

For the six-month period ended June 30, 2026, the pretax impact of adjustments for the Brokerage, Risk Management, and Corporate Segments totals $936 million, $27 million and $63 million, respectively, and corresponding adjustment to the provision (benefit) for income taxes was $241 million, $7 million and ($27) million, respectively, relating to these adjustments. A detailed reconciliation is shown on page 19.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 9 of 20.

Organic Revenues (Non-GAAP)	2nd Q 26	2nd Q 25	6 Mths 26	6 Mths 25
Base Commissions and Fees
Commissions and fees, as reported	$3,180	$2,387	$7,095	$5,256
Less commissions and fees from acquisitions, divested operations and other	(775)	(80)	(1,712)	(144)
Levelized foreign currency translation	—	(1)	—	51
Organic base commissions and fees	$2,405	$2,306	$5,383	$5,163
Organic change in base commissions and fees	4%		4%
Supplemental Revenues
Supplemental revenues, as reported	$141	$103	$321	$217
Less supplemental revenues from acquisitions, divested operations and other	(17)	—	(63)	—
Levelized foreign currency translation	—	—	—	2
Organic supplemental revenues	$124	$103	$258	$219
Organic change in supplemental revenues	20%		18%
Contingent Revenues
Contingent revenues, as reported	$91	$73	$206	$166
Less contingent revenues from acquisitions, divested operations and other	(24)	—	(43)	—
Levelized foreign currency translation	—	—	—	1
Organic contingent revenues	$67	$73	$163	$167
Organic change in contingent revenues	(8%)		(2%)
Total reported commissions, fees, supplemental revenues and contingent revenues	$3,412	$2,563	$7,622	$5,639
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions, divested operations and other	(816)	(80)	(1,818)	(144)
Levelized foreign currency translation	—	(1)	—	54
Total organic commissions, fees, supplemental revenues and contingent revenues	$2,596	$2,482	$5,804	$5,549
Total organic change	5%		5%

Acquisition Activity	2nd Q 26	2nd Q 25	6 Mths 26	6 Mths 25
Number of acquisitions closed *	6	9	14	19
Estimated annualized revenues acquired (in millions)	$58	$291	$107	$354
*    In the second quarter of 2026 and 2025, no shares of Gallagher common stock were issued directly to sellers in connection with tax-free exchange acquisitions.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 9 of 20.

Compensation Expense and Ratios		2nd Q 26	2nd Q 25	6 Mths 26	6 Mths 25
Compensation expense, as reported		$2,017	$1,526	$4,228	$3,143
Acquisition integration		(53)	(20)	(90)	(48)
Workforce and lease termination related charges		(29)	(36)	(53)	(52)
Acquisition related adjustments		(70)	(50)	(120)	(80)
Levelized foreign currency translation		—	8	—	37
Compensation expense, as adjusted		$1,865	$1,428	$3,965	$3,000
Reported compensation expense ratios using reported revenues on pages 1 and 2	*	57.6%	54.8%	54.2%	51.5%
Adjusted compensation expense ratios using adjusted revenues on pages 1 and 2	**	53.4%	51.3%	51.0%	48.8%
*    Reported second quarter 2026 compensation expense ratio was 2.8 pts higher than second quarter 2025. This ratio was primarily impacted by lower interest income revenues in the quarter, as second quarter 2025 included interest income earned on cash proceeds associated with the AssuredPartners Financing in December 2024. This ratio was also impacted by higher integration costs, partially offset by lower workforce termination costs and savings from headcount controls.
**    Adjusted second quarter 2026 compensation expense ratio was 2.1 pts higher than second quarter 2025. This ratio was primarily impacted by lower interest income revenues in the quarter, as second quarter 2025 included interest income earned on cash proceeds associated with the AssuredPartners Financing in December 2024. This ratio also benefited from savings from headcount controls.

Operating Expense and Ratios		2nd Q 26	2nd Q 25	6 Mths 26	6 Mths 25
Operating expense, as reported		$537	$369	$1,057	$715
Acquisition integration		(60)	(21)	(110)	(37)
Workforce and lease termination related charges		(11)	(1)	(14)	(3)
Levelized foreign currency translation		—	2	—	11
Operating expense, as adjusted		$466	$349	$933	$686
Reported operating expense ratios using reported revenues on pages 1 and 2	*	15.3%	13.2%	13.6%	11.7%
Adjusted operating expense ratios using adjusted revenues on pages 1 and 2	**	13.3%	12.5%	12.0%	11.2%
*    Reported second quarter 2026 operating expense ratio was 2.1 pts higher than second quarter 2025. This ratio was primarily impacted by higher integration and technology costs. This ratio was also impacted by lower interest income revenues in the quarter, as second quarter 2025 included interest income earned on cash proceeds associated with the AssuredPartners Financing in December 2024.
**    Adjusted second quarter 2026 operating expense ratio was 0.8 pts higher than second quarter 2025. This ratio was primarily impacted by lower interest income revenues in the quarter, as second quarter 2025 included interest income earned on cash proceeds associated with the AssuredPartners Financing in December 2024. This ratio was also impacted by higher technology costs.
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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 9 of 20.

Net Earnings to Adjusted EBITDAC (Non-GAAP)		2nd Q 26	2nd Q 25		6 Mths 26	6 Mths 25
Net earnings, as reported		$450	$510		$1,363	$1,326
Provision for income taxes		154	176		467	459
Depreciation		45	38		94	71
Amortization		294	174		565	378
Change in estimated acquisition earnout payables		5	(6)		21	9
EBITDAC		948	892		2,510	2,243
Net (gains) on divestitures		(8)	(6)		(15)	(12)
Acquisition integration		113	41		200	85
Workforce and lease termination related charges		40	37		67	55
Acquisition related adjustments		70	50		120	80
Levelized foreign currency translation		—	(9)		—	10
EBITDAC, as adjusted		$1,163	$1,005		$2,882	$2,461
Net earnings margin, as reported using reported revenues on pages 1 and 2		12.9%	18.3%		17.5%	21.7%
EBITDAC margin, as adjusted using adjusted revenues on pages 1 and 2	*	33.3%	36.1%	**	37.0%	40.0%
*    Second quarter 2025 adjusted EBITDAC includes approximately $144 million of interest income revenues earned on the cash proceeds associated with the AssuredPartners Financing in December 2024. The interest income in the prior period, as well as the seasonality of AssuredPartners and the roll-in of tuck-in acquisitions, unfavorably impacted the year over year change in second quarter adjusted EBITDAC margin by approximately 3.9%.
**    Adjusted EBITDAC for the six-month period ended June 30, 2025 includes approximately $287 million of interest income revenues earned on the cash proceeds associated with the AssuredPartners Financing in December 2024. The interest income in the prior year, as well as the seasonality of AssuredPartners and the roll-in of tuck-in acquisitions, unfavorably impacted the year over year change in adjusted EBITDAC margin for the six-month period ended June 30, by approximately 3.4%.

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 9 of 20.

Organic Revenues (Non-GAAP)	2nd Q 26	2nd Q 25	6 Mths 26	6 Mths 25
Fees	$438	$382	$853	$745
International performance bonus fees	7	1	12	3
Fees as reported	445	383	865	748
Less fees from acquisitions, divestitures and other	(11)	(1)	(24)	(2)
Levelized foreign currency translation	—	5	—	12
Organic fees	$434	$387	$841	$758
Organic change in fees	12%		11%

Acquisition Activity	2nd Q 26	2nd Q 25	6 Mths 26	6 Mths 25
Number of acquisitions closed	1	—	2	1
Estimated annualized revenues acquired (in millions)	$5	$—	$15	$38
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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 9 of 20.

Compensation Expense and Ratios		2nd Q 26	2nd Q 25	6 Mths 26	6 Mths 25
Compensation expense, as reported		$274	$244	$538	$475
Acquisition integration		—	(1)	—	(2)
Workforce and lease termination related charges		(2)	(3)	(3)	(6)
Acquisition related adjustments		(2)	(1)	(8)	(1)
Levelized foreign currency translation		—	4	—	9
Compensation expense, as adjusted		$270	$243	$527	$475
Reported compensation expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	60.5%	62.2%	61.1%	62.0%
Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 1 and 2	*	59.6%	61.2%	59.8%	61.1%
*    Reported and adjusted second quarter 2026 compensation expense ratios were 1.7 pts and 1.6 pts lower, respectively, than second quarter 2025. Both ratios were primarily impacted by savings related to headcount controls.

Operating Expense and Ratios		2nd Q 26	2nd Q 25	6 Mths 26	6 Mths 25
Operating expense, as reported		$83	$73	$161	$144
Acquisition integration		(1)	(1)	(2)	(2)
Workforce and lease termination related charges		—	(1)	—	(1)
Levelized foreign currency translation		—	—	—	1
Operating expense, as adjusted		$82	$71	$159	$142
Reported operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	18.3%	18.6%	18.3%	18.8%
Adjusted operating expense ratios using adjusted revenues (before reimbursements) on pages 1 and 2	*	18.1%	18.2%	18.1%	18.2%
*    Reported and adjusted second quarter 2026 operating expense ratios were 0.3 pts and 0.1 pts lower, respectively, than second quarter 2025. Both ratios were primarily impacted by savings in client-related expenses.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	2nd Q 26	2nd Q 25	6 Mths 26	6 Mths 25
Net earnings, as reported	$57	$43	$107	$84
Provision for income taxes	21	15	39	30
Depreciation	10	10	20	20
Amortization	7	6	14	12
Change in estimated acquisition earnout payables	1	1	2	1
EBITDAC	96	75	182	147
Acquisition integration	1	2	2	4
Workforce and lease termination related charges	2	4	3	7
Acquisition related adjustments	2	1	8	1
Levelized foreign currency translation	—	1	—	2
EBITDAC, as adjusted	$101	$83	$195	$161
Net earnings margin, as reported using reported revenues (before reimbursements) on pages 1 and 2	12.6%	11.0%	12.2%	11.0%
EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 1 and 2	22.3%	20.9%	22.1%	20.7%
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Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliation Information (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 9 of 20.

2nd Quarter	2026			2025
	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests
Components of Corporate Segment, as reported
Interest and banking costs	$(169)	$44	$(125)	$(159)	$41	$(118)
Clean energy-related	(2)	1	(1)	(2)	—	(2)
Acquisition costs (1)	(18)	3	(15)	(34)	6	(28)
Corporate (2)	(79)	37	(42)	(76)	39	(37)
Reported 2nd quarter	(268)	85	(183)	(271)	86	(185)
Adjustments
Transaction-related costs (1)	12	(2)	10	29	(5)	24
Legal and tax related (4)	13	(3)	10	—	—	—
Benefit plan related (5)	8	(2)	6	—	—	—
Components of Corporate Segment, as adjusted
Interest and banking costs	(169)	44	(125)	(159)	41	(118)
Clean energy-related	(2)	1	(1)	(2)	—	(2)
Acquisition costs	(6)	1	(5)	(5)	1	(4)
Corporate (2)	(58)	32	(26)	(76)	39	(37)
Adjusted 2nd quarter	$(235)	$78	$(157)	$(242)	$81	$(161)

Six Months
Components of Corporate Segment, as reported
Interest and banking costs	$(327)	$85	$(242)	$(318)	$83	$(235)
Clean energy-related	(9)	3	(6)	(4)	1	(3)
Acquisition costs (1)	(28)	5	(23)	(60)	9	(51)
Corporate (2)	(155)	103	(52)	(171)	127	(44)
Reported six months	(519)	196	(323)	(553)	220	(333)
Adjustments
Clean energy-related (3)	5	(2)	3	—	—	—
Transaction-related costs (1)	19	(3)	16	52	(8)	44
Legal and tax related (4)	31	(20)	11	—	—	—
Benefit plan related (5)	8	(2)	6	—	—	—
Components of Corporate Segment, as adjusted
Interest and banking costs	(327)	85	(242)	(318)	83	(235)
Clean energy-related	(4)	1	(3)	(4)	1	(3)
Acquisition costs	(9)	2	(7)	(8)	1	(7)
Corporate (2)	(116)	81	(35)	(171)	127	(44)
Adjusted six months	$(456)	$169	$(287)	$(501)	$212	$(289)
(1)Gallagher incurred transaction-related costs, which include legal, consulting, employee compensation and other professional fees associated with completed, future and terminated acquisitions. Adjustments primarily relate to the acquisitions of AssuredPartners and Woodruff Sawyer, which closed in August 2025 and April 2025, respectively.
(2)Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of $(25) million in second quarter 2025. There was no net impact of unrealized foreign exchange remeasurement in second quarter 2026. Corporate pretax loss includes a net unrealized foreign exchange remeasurement gain of $6 million in the six-month
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period ended June 30, 2026 and a net unrealized foreign exchange remeasurement loss of $(48) million in the six-month period ended June 30, 2025.
(3)Adjustments in the six-month period ended June 30, 2026 include the write-down of a clean energy-related investment.
(4)Adjustments in second quarter 2026 and the six-month period ended June 30, 2026 include costs associated with legal and tax matters.
(5)Adjustments in second quarter 2026 and the six-month period ended June 30, 2026 include costs associated with the termination of the Gallagher US defined pension plan and other benefit plan changes.

Interest, banking costs and debt - At June 30, 2026, Gallagher had $9,550 million of borrowings from public debt, $2,683 million of borrowings from private placements and $1,365 million of borrowings under its line of credit facility. In addition, Gallagher had $134 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from its debt covenant computations, as applicable.
Clean energy-related - For 2026, this consists of operating results related to Gallagher’s investments in new clean energy projects, primarily fusion and carbon sequestration projects.
Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. On occasion, Gallagher enters into forward currency hedges for the purchase price of committed, but not yet funded, acquisitions with funding requirements in currencies other than the U.S. dollar. The gains or losses, if any, associated with these hedge transactions are also included in acquisition costs.
Corporate - Consists of overhead allocations mostly related to corporate staff compensation, other corporate level activities, and net unrealized foreign exchange remeasurement. In addition, it includes the tax expense related to the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses, the tax benefit from the vesting of employee equity awards, as well as other permanent or discrete tax items not reflected in the provision for income taxes in the Brokerage and Risk Management segments.
Income Taxes - Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rates for the quarters ended June 30, 2026 and 2025 were 21.7% and 22.3%, respectively.
AssuredPartners - In fourth quarter 2024 and first quarter 2025, we raised a total of approximately $14 billion of cash via a follow-on common stock offering and senior notes issuance to fund the AssuredPartners acquisition (collectively, the AssuredPartners Financing), which was completed in third quarter 2025 for approximately $14 billion.
Share Repurchases - In the second quarter of 2026, Gallagher repurchased approximately 0.9 million shares of its common stock for approximately $170 million.
Webcast Conference Call - Gallagher will host a webcast conference call on Thursday, July 30, 2026 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to Arthur J. Gallagher & Co. - Events & Presentations (ajg.com). The call will be available for replay at such website for at least 90 days.
About Arthur J. Gallagher & Co.
Arthur J. Gallagher & Co., a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.
Information Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, anticipated future results or performance of any segment or Gallagher as a whole; acquisition rollover revenues; statements regarding changes in its expenses in the next several quarters; future capital structure changes, including debt levels from time to time; the impact of foreign currency on its results; integration costs; workforce and lease termination costs; amortization of intangibles; depreciation; change in estimated earnout payables; effective tax rate; earnings from continuing operations attributable to noncontrolling interests; the premium rate environment and the state of insurance markets; and the economic environment.
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Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include global economic and geopolitical events, including, among others, fluctuations in interest and inflation rates; protectionism such as tariffs and trade disruptions; a recession or economic downturn; a U.S. government shutdown; political instability, such as global armed conflicts; its actual acquisition opportunities, including closing risks related to pending acquisitions; risks with respect to larger acquisitions such as AssuredPartners, the largest acquisition in its history, including risks related to its ability to successfully integrate operations and the possibility that its assumptions may be inaccurate resulting in unforeseen obligations or liabilities and failure to realize expected benefits of such acquisitions; damage to its reputation due to its failure to uphold its culture or negative perceptions or publicity, including as a result of amplifying effects that the Internet and social media may have on such perceptions; reputational issues related to its sustainability-related activities, including potential backlash against such activities, and compliance with increasingly complex climate- and other sustainability-related regulations, such as risks related to “greenwashing” and “greenhushing”; cybersecurity-related risks; its ability to apply technology, data analytics and artificial intelligence effectively to its business and potential increased costs resulting from such activities; risks associated with the use of artificial intelligence in its business operations, including regulatory, data privacy, cybersecurity, errors and omissions, intellectual property and competition risks; risks related to “AI-washing”; heightened competition for talent and increased compensation costs; disasters or other business interruptions, including with respect to its operations in India; risks related to its international operations, such as those related to regulatory, tax, sustainability, sanctions and anti-corruption compliance and increased scrutiny of the use of off-shore centers of excellence such as those we operate in India and elsewhere; changes to data privacy and protection laws and regulations; foreign exchange rates; changes in accounting standards; changes in premium rates and in insurance markets generally, including the impact of large natural or man-made events; tax, environmental or other compliance risks related to its legacy clean energy investments; its inability to receive dividends or other distributions from subsidiaries; and changes in the insurance brokerage industry’s competitive landscape.
Please refer to Gallagher’s filings with the Securities and Exchange Commission, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequently filed Quarterly Reports on Form 10-Q for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.
Information Regarding Non-GAAP Measures
In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that its chief operating decision maker uses when reviewing Gallagher’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.
Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 17, 18, 19 and 20 for a reconciliation of the adjustments made to income taxes.
Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:
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•Net gains (losses) on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.
•Acquisition integration costs, which include costs related to certain large acquisitions (including the acquisitions of the Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group, My Plan Manager, Woodruff Sawyer and AssuredPartners), outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, compensation expense related to amortization of certain retention bonus arrangements, extra lease space, duplicate services and external costs incurred to assimilate the acquisition into its IT related systems.
•Transaction-related costs, which are associated with completed, future and terminated acquisitions. Costs primarily relate to the acquisitions of AssuredPartners and Woodruff Sawyer, which closed in August 2025 and April 2025, respectively. These include costs related to regulatory filings, legal and accounting services, insurance and incentive compensation.
•Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.
•Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.
•Acquisition related adjustments principally relate to changes in estimated acquisition earnout payables adjustments and acquisition related compensation charges. In addition, from time to time we may include changes in balance sheet estimates arising from conforming accounting principles, purchase-related true-ups and other balance sheet adjustments made after the closing date.
•Amortization of intangible assets, which reflects the amortization of customer/expiration lists, non-compete agreements, trade names and other intangible assets acquired through Gallagher’s merger and acquisition strategy, the impact to amortization expense of acquisition valuation adjustments to these assets as well as non-cash impairment charges.
•The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same period in the prior year.
•Effective income tax rate impact, which levelized the prior year for the change in current year tax rates.
•Clean energy-related, which represents the impact of adjustments in first quarter 2026 related to the write-down of a clean energy-related investment.
•Legal and tax related, which represents the impact of adjustments in second quarter 2026 related to costs associated with legal and tax matters.
•Benefit plan related, which represents the impact of adjustments in second quarter 2026 related to costs associated with the termination of the Gallagher US defined pension plan and other benefit plan changes.
Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.
Non-GAAP Earnings Measures
•EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance for the overall business and provide a meaningful way to measure its financial performance on an ongoing basis.
•EBITDAC, as Adjusted and EBITDAC Margin, as Adjusted - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, and the period-over-period impact of foreign currency translation, as applicable, (and for the Corporate segment, the clean energy related adjustments described above) and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and are also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.
•EPS, as Adjusted and Net Earnings, as Adjusted - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, amortization of intangible assets, and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net
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Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.
Organic Revenues (a non-GAAP measure) - Organic revenue change measures the year-over-year percentage change in organic revenue. For the Brokerage segment, organic revenue consists of base commission and fee revenues, supplemental revenues and contingent revenues, excluding the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations, which include disposals of a business through sale or closure, estimate changes, run-off of a business and the restructuring and/or repricing of programs and products, in each year presented. Such revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In order to improve the comparability of Gallagher’s results between periods, we further exclude the period-over-period impact of foreign currency translation; revenue from certain large life product sales within Gallagher’s Executive Life and Benefits practice group (which are typically large singular transactions with a high degree of variability in amount and timing); and revenue attributable to changes in assumptions used to calculate estimated deferred revenues, which impact the quarterly timing of revenues during the annual contract period. For the Risk Management segment, organic revenue consists of fee revenues excluding the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each period presented. In order to improve the comparability of Gallagher’s results between periods, we further exclude the period-over-period impact of foreign currency translation.
These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond, as well as eliminating the impact of the items that have a high degree of variability. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of its financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.
Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 5 and 6), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4, 5 and 6 respectively, for the Brokerage and Risk Management segments).
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Arthur J. Gallagher & Co.
Reported Statement of Earnings and EBITDAC - 2nd Quarter June 30,
(Unaudited - in millions except per share, percentage and workforce data)

Brokerage Segment	2nd Q Ended June 30, 2026	2nd Q Ended June 30, 2025	6 Mths Ended June 30, 2026	6 Mths Ended June 30, 2025
Commissions	$2,442	$1,808	$5,565	$4,057
Fees	738	579	1,530	1,199
Supplemental revenues	141	103	321	217
Contingent revenues	91	73	206	166
Interest income, premium finance revenues and other income	90	224	173	462
Total revenues	3,502	2,787	7,795	6,101
Compensation	2,017	1,526	4,228	3,143
Operating	537	369	1,057	715
Depreciation	45	38	94	71
Amortization	294	174	565	378
Change in estimated acquisition earnout payables	5	(6)	21	9
Expenses	2,898	2,101	5,965	4,316
Earnings before income taxes	604	686	1,830	1,785
Provision for income taxes	154	176	467	459
Net earnings	450	510	1,363	1,326
Net earnings attributable to noncontrolling interests	—	—	1	5
Net earnings attributable to controlling interests	$450	$510	$1,362	$1,321

EBITDAC
Net earnings	$450	$510	$1,363	$1,326
Provision for income taxes	154	176	467	459
Depreciation	45	38	94	71
Amortization	294	174	565	378
Change in estimated acquisition earnout payables	5	(6)	21	9
EBITDAC	$948	$892	$2,510	$2,243
See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.
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Arthur J. Gallagher & Co.
Reported Statement of Earnings and EBITDAC - 2nd Quarter June 30,
(Unaudited - in millions except per share, percentage and workforce data)

Risk Management Segment	2nd Q Ended June 30, 2026	2nd Q Ended June 30, 2025	6 Mths Ended June 30, 2026	6 Mths Ended June 30, 2025
Fees	$445	$383	$865	$748
Interest income and other income	8	9	16	18
Revenues before reimbursements	453	392	881	766
Reimbursements	48	43	90	82
Total revenues	501	435	971	848
Compensation	274	244	538	475
Operating	83	73	161	144
Reimbursements	48	43	90	82
Depreciation	10	10	20	20
Amortization	7	6	14	12
Change in estimated acquisition earnout payables	1	1	2	1
Expenses	423	377	825	734
Earnings before income taxes	78	58	146	114
Provision for income taxes	21	15	39	30
Net earnings	57	43	107	84
Net earnings attributable to noncontrolling interests	—	—	—	—
Net earnings attributable to controlling interests	$57	$43	$107	$84

EBITDAC
Net earnings	$57	$43	$107	$84
Provision for income taxes	21	15	39	30
Depreciation	10	10	20	20
Amortization	7	6	14	12
Change in estimated acquisition earnout payables	1	1	2	1
EBITDAC	$96	$75	$182	$147
See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.

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Arthur J. Gallagher & Co.
Reported Statement of Earnings and EBITDAC - 2nd Quarter June 30,
(Unaudited - in millions except share and per share data)

Corporate Segment	2nd Q Ended June 30, 2026	2nd Q Ended June 30, 2025	6 Mths Ended June 30, 2026	6 Mths Ended June 30, 2025
Other loss	$—	$—	$(5)	$—
Total revenues	—	—	(5)	—
Compensation	39	34	80	83
Operating	59	77	104	150
Interest	168	158	326	316
Depreciation	2	2	4	4
Expenses	268	271	514	553
Loss before income taxes	(268)	(271)	(519)	(553)
Benefit for income taxes	(85)	(86)	(196)	(220)
Net loss	(183)	(185)	(323)	(333)
Net loss attributable to noncontrolling interests	—	—	—	—
Net loss attributable to controlling interests	$(183)	$(185)	$(323)	$(333)
EBITDAC
Net loss	$(183)	$(185)	$(323)	$(333)
Benefit for income taxes	(85)	(86)	(196)	(220)
Interest	168	158	326	316
Depreciation	2	2	4	4
EBITDAC	$(98)	$(111)	$(189)	$(233)

See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.
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Arthur J. Gallagher & Co.
Reported Statement of Earnings and EBITDAC - 2nd Quarter June 30,
(Unaudited - in millions except share and per share data)

Total Company	2nd Q Ended June 30, 2026	2nd Q Ended June 30, 2025	6 Mths Ended June 30, 2026	6 Mths Ended June 30, 2025
Commissions	$2,442	$1,808	$5,565	$4,057
Fees	1,183	962	2,395	1,947
Supplemental revenues	141	103	321	217
Contingent revenues	91	73	206	166
Interest income, premium finance revenues and other income	98	233	184	480
Revenues before reimbursements	3,955	3,179	8,671	6,867
Reimbursements	48	43	90	82
Total revenues	4,003	3,222	8,761	6,949
Compensation	2,330	1,804	4,846	3,701
Operating	679	519	1,322	1,009
Reimbursements	48	43	90	82
Interest	168	158	326	316
Depreciation	57	50	118	95
Amortization	301	180	579	390
Change in estimated acquisition earnout payables	6	(5)	23	10
Expenses	3,589	2,749	7,304	5,603
Earnings before income taxes	414	473	1,457	1,346
Provision for income taxes	90	105	310	269
Net earnings	324	368	1,147	1,077
Net earnings attributable to noncontrolling interests	—	—	1	5
Net earnings attributable to controlling interests	$324	$368	$1,146	$1,072
Diluted net earnings per share	$1.25	$1.40	$4.41	$4.12
Dividends declared per share	$0.70	$0.65	$1.40	$1.30
EBITDAC
Net earnings	$324	$368	$1,147	$1,077
Provision for income taxes	90	105	310	269
Interest	168	158	326	316
Depreciation	57	50	118	95
Amortization	301	180	579	390
Change in estimated acquisition earnout payables	6	(5)	23	10
EBITDAC	$946	$856	$2,503	$2,157
See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.
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Arthur J. Gallagher & Co.
Consolidated Balance Sheet
(Unaudited - in millions except per share data)

	June 30, 2026	Dec 31, 2025
Cash and cash equivalents	$1,386	$1,396
Fiduciary assets (includes fiduciary cash of $7,947 in 2026 and $7,142 in 2025)	37,183	26,899
Accounts receivable, net	6,076	5,175
Other current assets	807	886
Total current assets	45,452	34,356
Fixed assets - net	765	789
Deferred income taxes	43	43
Other noncurrent assets	1,732	1,602
Right-of-use assets	578	598
Goodwill	23,026	22,593
Amortizable intangible assets - net	10,212	10,684
Total assets	$81,808	$70,665

Fiduciary liabilities	$37,183	$26,899
Accrued compensation and other current liabilities	3,548	4,017
Deferred revenue - current	788	737
Premium financing debt	134	226
Corporate related borrowings - current	1,520	640
Total current liabilities	43,173	32,519
Corporate related borrowings - noncurrent	11,955	12,104
Deferred revenue - noncurrent	177	155
Lease liabilities - noncurrent	497	515
Other noncurrent liabilities (includes tax credit carryforwards of $628 in 2026 and $713 in 2025)	2,259	2,025
Total liabilities	58,061	47,318

Stockholders' equity:
Common stock - issued and outstanding	256	257
Capital in excess of par value	17,567	17,783
Retained earnings	6,588	5,806
Accumulated other comprehensive loss	(694)	(525)
Total controlling interests stockholders' equity	23,717	23,321
Noncontrolling interests	30	26
Total stockholders' equity	23,747	23,347
Total liabilities and stockholders' equity	$81,808	$70,665
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Arthur J. Gallagher & Co.
Other Information
(Unaudited - data is rounded where indicated)

OTHER INFORMATION	2nd Q Ended June 30, 2026	2nd Q Ended June 30, 2025	6 Mths Ended June 30, 2026		6 Mths Ended June 30, 2025
Basic weighted average shares outstanding (000s)	256,649	256,260	256,884		255,540
Diluted weighted average shares outstanding (000s)	258,685	260,435	259,260		259,929
Number of common shares outstanding at end of period (000s)			256,341		256,363
Workforce at end of period (includes acquisitions):
Brokerage			56,202	*	44,909
Risk Management			11,254		10,584
Total Company			73,329	*	59,291
*    The acquisition of AssuredPartners added approximately 10,900 employees in August 2025.

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)
(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
2nd Q Ended June 30, 2026
Brokerage, as reported	$604	$154	$450	$—	$450	$1.74
Net (gains) on divestitures	(8)	(2)	(6)	—	(6)	(0.02)
Acquisition integration	113	29	84	—	84	0.33
Workforce and lease termination	40	10	30	—	30	0.11
Acquisition related adjustments	66	17	49	—	49	0.19
Amortization of intangible assets	294	76	218	—	218	0.84
Brokerage, as adjusted	$1,109	$284	$825	$—	$825	$3.19

Risk Management, as reported	$78	$21	$57	$—	$57	$0.22
Acquisition integration	1	—	1	—	1	–
Workforce and lease termination	2	1	1	—	1	0.01
Acquisition related adjustments	2	—	2	—	2	0.01
Amortization of intangible assets	7	2	5	—	5	0.02
Risk Management, as adjusted	$90	$24	$66	$—	$66	$0.26

Corporate, as reported	$(268)	$(85)	$(183)	$—	$(183)	$(0.71)
Transaction-related costs	12	2	10	—	10	0.04
Legal, tax and benefit plan related	21	5	16	—	16	0.06
Corporate, as adjusted	$(235)	$(78)	$(157)	$—	$(157)	$(0.61)

See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.
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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued
(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
2nd Q Ended June 30, 2025
Brokerage, as reported	$686	$176	$510	$—	$510	$1.95
Net (gains) on divestitures	(6)	(1)	(5)	—	(5)	(0.02)
Acquisition integration	41	11	30	—	30	0.12
Workforce and lease termination	37	9	28	—	28	0.11
Acquisition related adjustments	33	8	25	—	25	0.09
Amortization of intangible assets	174	44	130	—	130	0.50
Levelized foreign currency translation	(10)	(3)	(7)	—	(7)	(0.03)
Brokerage, as adjusted	$955	$244	$711	$—	$711	$2.72

Risk Management, as reported	$58	$15	$43	$—	$43	$0.16
Acquisition integration	2	1	1	—	1	0.01
Workforce and lease termination	4	1	3	—	3	0.01
Acquisition related adjustments	1	–	1	—	1	—
Amortization of intangible assets	6	1	5	—	5	0.02
Levelized foreign currency translation	1	—	1	—	1	—
Risk Management, as adjusted	$72	$18	$54	$–	$54	$0.20

Corporate, as reported	$(271)	$(86)	$(185)	$—	$(185)	$(0.71)
Transaction-related costs	29	5	24	—	24	0.09
Corporate, as adjusted	$(242)	$(81)	$(161)	$–	$(161)	$(0.62)

See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.
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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued
(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
6 Mths Ended June 30, 2026
Brokerage, as reported	$1,830	$467	$1,363	$1	$1,362	$5.25
Net (gains) on divestitures	(15)	(4)	(11)	—	(11)	(0.04)
Acquisition integration	200	51	149	—	149	0.57
Workforce and lease termination	67	17	50	—	50	0.19
Acquisition related adjustments	119	31	88	—	88	0.34
Amortization of intangible assets	565	146	419	—	419	1.62
Brokerage, as adjusted	$2,766	$708	$2,058	$1	$2,057	$7.93

Risk Management, as reported	$146	$39	$107	$—	$107	$0.41
Acquisition integration	2	—	2	—	2	0.01
Workforce and lease termination	3	1	2	—	2	0.01
Acquisition related adjustments	8	2	6	—	6	0.02
Amortization of intangible assets	14	4	10	—	10	0.04
Risk Management, as adjusted	$173	$46	$127	$—	$127	$0.49

Corporate, as reported	$(519)	$(196)	$(323)	$—	$(323)	$(1.25)
Transaction-related costs	19	3	16	—	16	0.06
Legal, tax and benefit plan related	39	22	17	—	17	0.07
Clean energy-related	5	2	3	—	3	0.01
Corporate, as adjusted	$(456)	$(169)	$(287)	$—	$(287)	$(1.11)

See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.
19 of 20

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued
(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
6 Mths Ended June 30, 2025
Brokerage, as reported	$1,785	$459	$1,326	$5	$1,321	$5.08
Net (gains) on divestitures	(12)	(3)	(9)	—	(9)	(0.04)
Acquisition integration	85	22	63	—	63	0.24
Workforce and lease termination	55	13	42	—	42	0.16
Acquisition related adjustments	66	16	50	—	50	0.19
Amortization of intangible assets	378	96	282	—	282	1.09
Effective income tax impact	—	(1)	1	—	1	—
Levelized foreign currency translation	7	1	6	—	6	0.03
Brokerage, as adjusted	$2,364	$603	$1,761	$5	$1,756	$6.75

Risk Management, as reported	$114	$30	$84	$—	$84	$0.32
Acquisition integration	4	2	2	—	2	0.01
Workforce and lease termination	7	1	6	—	6	0.02
Acquisition related adjustments	1	—	1	—	1	—
Amortization of intangible assets	12	3	9	—	9	0.04
Levelized foreign currency translation	2	—	2	—	2	0.01
Risk Management, as adjusted	$140	$36	$104	$—	$104	$0.40

Corporate, as reported	$(553)	$(220)	$(333)	$—	$(333)	$(1.28)
Transaction-related costs	52	8	44	—	44	0.17
Corporate, as adjusted	$(501)	$(212)	$(289)	$—	$(289)	$(1.11)

See "Information Regarding Non-GAAP Measures" on page 9 of 20.
Contact:
Sara Walsh
630-285-3593 or sara_walsh@ajg.com
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